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Exhibit 10.45

ATTACHMENT A2
February 21, 2002 SurModics-Modified Product Agreement
between
SurModics, Inc. and ev3 Inc., successor in interest to Microvena Corporation

        1.    Quantity of Medical Product.    ev3 will supply SURMODICS with up to 5000 units of Medical Product, at no charge, to be modified at SURMODICS' facility. In addition, ev3 acknowledges that all units of Medical Product supplied to SURMODICS will not be returned in that some units of Medical Product may be (i) lost to scrap, or (ii) consumed in the performance of quality procedures, or (iii) kept by SURMODICS as retained samples.

        2.    Delivery of SurModics-Modified Medical Product to ev3.    SURMODICS anticipates that the SurModics-Modified Medical Products will be returned to ev3 within two weeks of receipt of Medical Products by SURMODICS provided that (a) ev3 submits batches containing 250 units or less of Medical Product for modification, and (b) ev3 notifies SURMODICS at least one week prior to sending such Medical Product for modification. If ev3 submits batches to SURMODICS consisting of more than 250 units of Medical Product for modification or submits to SURMODICS more than 1000 units of such Medical Product for modification in a four-week period, then SURMODICS will provide an estimate of coating run turnaround time to ev3 upon request.

        3.    Price.    The price ev3 shall pay SURMODICS for SurModics-Modified Medical Product shall be identified in Cost Estimate(s) provided to and approved by ev3 prior to the actual performance of work identified herein.

        IN WITNESS WHEREOF, each of the parties has caused this Attachment to be executed in the manner appropriate to each. The execution of this Attachment shall serve to amend the SURMODICS-MODIFIED PRODUCT AGREEMENT by appending this Attachment to that Agreement. This Attachment shall be effective March 31, 2003 and shall terminate on July 31, 2004.

Accepted by: SurModics, Inc.	Accepted by: ev3 Inc.

/s/ ROBERT W. ELLIOT, JR Signature	/s/ DANIEL O. ADAMS Signature
Robert W. Elliot, Jr Printed Name	Daniel O. Adams Printed Name
VP, Licensing Counsel Title	V.P. R&D ev3, Inc. Title

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  Exhibit 10.45
ATTACHMENT A2 February 21, 2002 SurModics-Modified Product Agreement between SurModics, Inc. and ev3 Inc., successor in interest to Microvena Corporation